Exhibit 10.2

Employment Agreement Extension

Effective Date:                                           May 30, 2010

Agreement made among Reis Services, LLC, Reis, Inc. (collectively, the “Employers”) and Lloyd Lynford (“Employee”) to extend a certain Employment Agreement, dated as of October 11, 2006, as amended by the First Amendment to Employment Agreement, dated as of May 17, 2007, and that certain Memo regarding Revision to Bonus Payout Schedule from Bill Sander, dated December 14, 2007, by and between the parties (collectively, the “Employment Agreement”).

Revised Term
The term of the Employment Agreement expires on May 30, 2010. The parties are in the process of negotiating a new agreement (the “New Employment Agreement”) relating to Employee’s employment with Employer (although no such agreement is assured). In the interim, the parties wish to continue and extend the Employment Agreement. Therefore, Employers and Employee agree that the Employment Agreement shall be binding for an additional period of time, beginning with the expiration of the original term on May 30, 2010 and continuing through the earlier of June 30, 2010 or a date on which a New Employment Agreement is executed.

Revised Conditions
This extension shall be on the same terms and conditions as provided in the Employment Agreement and as if set forth in this Agreement, with the exception of:

●	All Annual Bonus obligations under the Employment Agreement (except for payment of any accrued but unpaid amounts) shall terminate as of May 30, 2010; and,
●	The pro-rata portion (five-twelfths) of the 2009 Minimum Annual Bonus shall be paid to the Employee as soon as administratively possible following May 30, 2010.

Acknowledgement and Agreement
We have carefully reviewed this Agreement and acknowledge, agree to and accept all of its terms and conditions. We are executing this Agreement as of the Effective Date above.

Employers:		Employee:

REIS SERVICES, LLC

By:	/s/ Mark P. Cantaluppi	/s/ Lloyd Lynford
Name: Mark P. Cantaluppi		Lloyd Lynford
Title: Vice President, Chief Financial Officer

REIS, INC.

By:	/s/ Mark P. Cantaluppi
Name: Mark P. Cantaluppi
Title: Vice President, Chief Financial Offier